Exhibit 10.1

PROMISSORY NOTE

Date:	December 22, 2014

Borrower:	Oro East Mining, Inc.
7817 Oakport Street, Suite 205
Oakland, California 94621

Lender:	************* [Redacted]

Principal Amount:	$100,000.00

1.
FOR VALUE RECEIVED. The Borrower promises to pay to the Lender at such address as may be provided in writing to the Borrower, the principal sum of $100,000.00 USD, with interest payable on the unpaid principal at the rate of 12.00 percent per annum, calculated yearly not in advance.

2.	All accrued interest and principal will be repaid in full on June 21, 2015.

3.	At any time while not in default under this Note, the Borrower may pay the outstanding balance then owing under this Note to the Lender without further bonus or penalty.

4.
Notwithstanding anything to the contrary in this Note, if the Borrower defaults in the performance of any obligation under this Note, then the Lender may declare the principal amount owing and interest due under this Note at that time to be immediately due and payable.

5.
In the case of the Borrower’s default and the acceleration of the amount due by the Lender all amounts outstanding under this Note will bear interest at the rate of 18.00 percent per annum from the date of demand until paid.

6.
If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

7.	This Note will be construed in accordance with and governed by the laws of the State of California.

8.	This Note will ensure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, and assigns of the Borrower and the Lender.

IN WITNESS WHEREOF, the Borrower has duly affixed its signature by a duly authorized officer on this 22nd day of December, 2014.

SIGNED AND DELIVERED
This 22nd day of December, 2014

/s/ TIAN QING CHEN

Tian Qing Chen
Chief Executive Officer
Oro East Mining, Inc.